FUND PARTICIPATION AGREEMENT

This Fund Participation Agreement (the “Agreement”) is made this 12th day of February, 2014 by and among SEI Insurance Products Trust, a Delaware statutory trust (the “Trust”), on its own behalf and on behalf of each of the series of portfolios set forth on Schedule A (each a “Fund” and collectively, the “Funds”), SEI Investments Distribution Co., a Pennsylvania corporation (“Distributor”), solely with respect to Section 4.1 SEI Investments Management Corporation (“SIMC”), and First Security Benefit Life Insurance and Annuity Company of New York, a stock life insurance company organized under the laws of the state of New York (“Company”), on its own behalf and on behalf of each separate account of the Company set forth on Schedule B, as may be amended from time to time for the convenience of the parties (each an “Account” and collectively the “Accounts”).

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A.           The Trust is registered with the Securities and Exchange Commission (“SEC”) as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

B.           The Trust desires for its Funds to act as investment vehicles for separate accounts established for variable annuity contracts and variable life insurance policies to be offered by insurance companies that have entered into participation agreements with the Trust (the “Participating Insurance Companies”);

C.           The Distributor is registered as a broker-dealer with the SEC under the Securities and Exchange Act of 1934, as amended (the “1934 Act”), is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and acts as principal underwriter for the Funds;

D.            The Trust is divided into several series of portfolios (each, a “Fund”), and each Fund represents an interest in a particular managed portfolios of securities and other assets;

C.           The Trust has received an order from the SEC granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Funds to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the “Mixed and Shared Funding Exemptive Order”);

E.           The Company has registered or will register under the 1933 Act certain variable annuity contracts and/or variable life insurance policies funded or to be funded through one or more of the Accounts (the “Contracts”);

F.           The Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

G.           To the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in one or more of the Funds (the “Shares”) on behalf of the Accounts to fund the Contracts, and the Trust intends to sell such Shares to the relevant Accounts at such Shares’ net asset value.

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NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE I
Sale of Fund Shares

1.1           The Company is hereby authorized to transact in Shares of the Funds which the Accounts order, the Trust executing such orders on each Business Day (defined below) at the net asset value (“NAV”) next computed after receipt by the Company, as the Trust’s designee, of the order for Shares, subject to the terms and conditions set forth in the Funds’ then current registration statement.

           1.2           The Trust and the Company agree to process and settle transactions pursuant to this Agreement through Fund/SERV, which is NSCC’s mutual fund settlement, entry, and registration verification system, and may agree to exchange all Account information (other than order processing) through Networking, which is NSCC’s automated and centralized recordkeeping system, based upon an agreed level of reporting control as may be made available by NSCC. The Trust and the Company agree to establish an electronic data link through the NSCC system. The NSCC system will enable the Company to transmit Account trade information, including purchase, redemption and exchange instructions, as directed by each Account, to the Trust or the Funds and likewise to receive trade and pricing information from the Funds.

1.3           On each day the New York Stock Exchange (the “Exchange”) is open for business (a “Business Day”), the Company may receive trade instructions from the Accounts for the purchase and redemption of Shares of the Funds (“Trade Instructions”). Trade Instructions received in good order and accepted by the Company prior to the close of regular trading on the Exchange (the “Close of Trading”) on any given Business Day and transmitted to the Trust by (i) 6:00 a.m. Eastern time on the next following Business Day if automated, and (ii) 8:30 a.m. Eastern time on the next following Business Day if manual, will be executed by the Trust at the applicable Fund’s net asset value determined as of the Close of Trading on such Business Day. Any Trade Instructions received by the Company on such day but after the Close of Trading will be executed by the Trust at the NAV determined as of the Close of Trading on the next Business Day following the day of receipt of such Trade Instructions. The day on which a Trade Instruction is executed by the Trust pursuant to the provisions set forth above is referred to herein as the “Effective Trade Date”.

Upon the timely receipt from the Company of the Trade Instructions described in the paragraph above, the Trust will execute the purchase or redemption transactions (as the case may be) at the NAV computed as of the Close of Trading on the Effective Trade Date. Such purchase and redemption transactions will settle on the Business Day next following the Effective Trade Date. For manual trade instructions, payments for the net purchase and net redemption orders shall be made by wire transfer by the Company (for net purchases) or by the Trust (for net redemptions) to the account designated by the appropriate receiving party on the Business Day following the Effective Trade Date. On any Business Day when the Federal Reserve Wire Transfer System is closed, all communication and processing rules will be suspended for the settlement of Trade Instructions. Trade Instructions will be settled on the next Business Day on which the Federal Reserve Wire Transfer System is open and the Effective Trade Date will apply. In the event that the Company is in receipt of Trade Instructions in good order and is unable to transmit the Trade Instructions to the Trust by the above referenced deadlines, the Trust will accept the trades after such deadlines and before 8:30 a.m. Eastern time on the day following the Effective Trade Date. The Company will furnish the Trust with an estimate of the net purchase or net redemption activity no later than 8:00 a.m. Eastern time on the day following the Effective Trade Date. Payments for the purchases and redemptions shall be made by wire transfer on the day following the Effective Trade Date.

1.4           The parties agree to pay or arrange for payment of their respective NSCC costs.

1.5           Each party has received a copy of the NSCC system rules and processing guidelines and agrees to abide by such rules and guidelines, as amended from time to time, in order to perform their respective obligations under this Agreement.

1.6           Each party shall perform any and all duties, functions, procedures and responsibilities established by NSCC and shall maintain facilities, equipment and personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement and to comply with the applicable NSCC rules and guidelines.

1.7           Confirmed trades and any other information provided through the NSCC system pursuant to this Agreement shall be accurate, complete, and in a format prescribed by NSCC. Each party shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through the NSCC system. Each party shall be entitled to act on information and transmissions received through the NSCC system that it reasonably believes to be genuine.

1.8           Any information provided by the Trust to the Company through the NSCC system and pursuant to this Agreement shall be deemed to satisfy the delivery obligations outlined by Rule 10b-10 under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and, as such, the Trust has the informed consent of the Company to suppress delivery of information using paper media. The Company will verify the accuracy of confirmations of transactions and records received from the Trust through the NSCC system.

1.9           Nothing herein shall prevent the Trust, on behalf of a Fund, from delaying or suspending the right of purchase or redemption in accordance with the provisions of the 1940 Act and the rules thereunder. The Trust will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action.

1.10           The Company agrees to purchase and redeem the Shares of the Funds in accordance with the provisions of the Funds’ then current prospectus and statement of additional information.

1.11           The Trust shall calculate the NAV in accordance with the prospectus for each Fund and shall make the NAV per share for each Fund available to the Company on each Business Day as soon as reasonably practicable after the NAV per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. In the event of an error in the computation of a Fund’s NAV per share or any dividend or capital gain distribution (each, a “pricing error”), the Fund shall notify the Company as soon as possible after discovery of the error. Such notification may be oral, but shall be confirmed promptly in writing. A pricing error shall be corrected in accordance with the applicable Fund’s policies and procedures, which comply in all material respects with applicable law. However, if the pricing error results in a difference between the erroneous NAV per share and the correct NAV per share equal to or greater than (a) $0.01 or (b) 0.5% of the Portfolio’s NAV at the time of the error (a “material error”), then the Fund shall use best efforts to cause the party responsible for the error to reimburse the Fund for any loss. Further, if the pricing error occurred through no fault of the Company, the Trust shall reimburse the Company for the costs of adjustments made to correct Contract owner accounts. If an adjustment is necessary to correct a material error which has caused Contract owners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contract owners will be adjusted and the amount of any underpayments will be credited by the Trust to the Company for crediting such amounts to the applicable sub-accounts of such Contract owners. The Company shall offset any Contract owner gains with Contract owner losses to determine a net gain or loss. Upon notification by the Trust of any overpayment due to a material error, the Company shall promptly remit to the Trust any overpayment that has not been paid to Contract owners. If any Contract owner has redeemed his or her account subsequent to an incorrect net asset value and such owner has a gain, the Company and the Trust or its designee will consult as to what reasonable efforts may be taken to recover the money from the Contract owner. In such circumstances, the Company shall not be responsible for such losses, but the Trust or its designee may be subrogated to rights of the Company to recover such money, provided that the Company consents to the subrogation, which subrogation shall not be unreasonably withheld, after consultation by the Trust or its designee and the Company. The standards set forth in this Section 1.11 are based on the parties’ understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties shall amend the foregoing provisions of this Agreement to comport with the then-currently acceptable standards, on terms mutually satisfactory to all parties.

1.12           The Trust shall use its best efforts to furnish notice to the Company of income dividends or capital gain distributions payable on any Fund shares on the record date, but in no event later than 6:00 p.m. Eastern time on the ex-dividend date. The Company, on its behalf and on behalf of the Account(s), hereby elects to receive all such dividends and distributions as are payable on any Shares in the form of additional Shares of that Fund. The Company reserves the right, on its behalf and on behalf of the Account(s), to revoke this election and to receive all such dividends and capital gain distributions in cash.

1.13           Issuance of transfer of Shares shall be by book entry only. Stock certificates will not be issued to the Company or the Account(s). Purchase and redemption orders for Shares shall be recorded in an appropriate ledger for the Account(s) or the appropriate subaccount of the Account(s).

1.14           The Company agrees that in conformance with the foregoing, it shall provide the services set forth on Schedule C hereto.

1.15           The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; Funds’ Shares may be sold to other insurance companies (subject to Section 1.16 hereof) and to certain qualified retirement plans, and the cash value of the Contracts may be invested in other investment companies.

           1.16           The Distributor and the Trust shall sell Funds’ Shares only to Participating Insurance Companies and their separate accounts and to persons or plans (“Qualified Persons”) that qualify to purchase Shares of a Fund under Section 817(h) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder without impairing the ability of an Account to consider the portfolio investments of the Fund as constituting investments of the Account for the purpose of satisfying the diversification requirements of Section 817(h). The Distributor and the Trust shall not sell Funds’ Shares to any insurance company or separate account unless a participation agreement (or similar agreement) is in effect to govern such sales. The Company hereby represents and warrants that it and the Account(s) are Qualified Persons. The Board of Trustees of the respective Funds (the “Board”) reserves the right to cease offering Shares of any Fund in the discretion of the Board if such action is required by law or by regulatory authorities having jurisdiction or if Board is acting in good faith and in light of its fiduciary duties under applicable law.

           1.17           The Company agrees to provide to the Trust or its designee, upon written request, the taxpayer identification number (“TIN”), Individual/International Taxpayer Identification Number (“ITIN”) or other government-issued identifier (“GII”) and the Contract owner number or participant account number associated with the holder of interests in a Contract or a participant in an employee benefit plan with a beneficial interest in a Contract (“Shareholder”), if known, of any or all Shareholders of the account and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by the Company during the period covered by the request. Unless otherwise specifically requested by the Trust, the Company shall only be required to provide information related to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.

The terms “Shareholder-Initiated Transfer Purchase” and “Shareholder-Initiated Transfer Redemption” mean a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (i) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of “dollar cost averaging” programs, insurance company approved asset allocation programs, or automatic rebalancing programs or within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) one-time step-up in Contract value pursuant to a Contract death benefit; (iv) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; (v) pre-arranged transfers at the conclusion of a required free look period; (vi) as a result of any deduction of charges or fees under a Contract; (vii) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (vii) as a result of payment of a death benefit from a Contract.

                      (a)         Requests must set forth a specific period not to exceed ninety (90) days (or any three (3) month period, as applicable) for which transaction information is sought. The Trust may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds.

(b)         Trust requests for Shareholder information shall be made no more frequently than quarterly except as the Trust deems necessary to investigate compliance with policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds.

(c)         The Company agrees to provide, promptly upon request of the Trust or its designee, the requested information specified in Section 1.17(a). If requested by the Trust or its designee, the Company agrees to determine as promptly as reasonably practicable whether any specific person about whom it has received the identification and transaction information specified in Section 1.17(a) is itself a financial intermediary (“Indirect Intermediary”) and, upon further request of the Trust or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in Section 1.17(a) for those Shareholders who hold an account with an Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, Fund Shares. The Company additionally agrees to inform the Trust or its agent whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Trust or its designee and the Company. To the extent practicable, the format for any transaction information provided to the Trust or its agent should be consistent with the NSCC Standardized Data Reporting Format.

(d)         The Trust agrees not to use the information received pursuant to this Section 1.17 for any purpose other than as necessary to comply with the provisions of Rule 22c-2 under the 1940 Act or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable applicable state laws.

(e)         The Company agrees to execute written instructions from the Trust to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Trust as having engaged in transactions of a Fund’s Shares (directly or indirectly through an account with the Company) that violate Fund policies established by the Trust for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Funds. Unless otherwise directed by the Trust, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or

Shareholder-Initiated Transfer Redemptions that are effected directly or indirectly through the Company. Instructions must be received by the Company at the address set forth in Article IX of this Agreement.

(i)         Instructions to restrict trading must include the TIN, ITIN or GII and the specific individual Contract owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is (are) to remain in place. If the TIN, ITIN, GII or the specific individual Contract owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.

(ii)         The Company agrees to execute instructions as soon as reasonably practicable, but not later than ten (10) business days after receipt of the instructions by Company.

(iii)         The Company will provide written confirmation to the Trust that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.

ARTICLE II
Representations and Warranties

2.1           The Company makes the following representations and warranties:

(a)         The Company is an insurance company duly organized and in good standing under the laws of the State of New York and has established each Account as a separate account under such law.

(b)         The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for the Company’s lawful execution and delivery of this Agreement and the Company’s performance hereunder have been obtained.

(c)         The Company has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a separate account for the Contracts.

(d)         The Contracts will be registered under the 1933 Act prior to any issuance or sale of the Contracts, the Contracts will be issued in compliance in all material respects with all applicable federal and state laws, and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements.

                      (e)         The Company represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended (the “Code”), that the Contracts are currently and at the time of issuance will be treated as annuity contracts or life insurance policies under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, the Company represents and warrants that each Account is a “segregated asset account” and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract” within the meaning of such terms under Section 817 of the Code and the regulations thereunder. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase a

Fund’s Shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans. The Company agrees that any prospectus offering a Contract that is a “modified endowment contract” as that term is defined in Section 7702A of the Code (or any successor or similar provision), shall identify such Contract as a modified endowment contract.

(f)         All of the Company’s directors, officers, employees, investment advisers, and other individuals/entities, if any, dealing with the money and/or securities of the Trust are covered by a blanket fidelity bond or similar coverage, in an amount not less than the minimal coverage that the Accounts would be required to maintain if they were subject to Rule 17j-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid includes coverage for larceny and embezzlement and is issued by a reputable bonding company. The Company agrees to hold for the benefit of the Trust and to pay to the Trust any amounts lost from larceny, embezzlement or other events covered by the aforesaid bond to the extent such amounts properly belong to the Trust pursuant to the terms of this Agreement. The Company agrees to ensure that this bond or another bond containing these provisions will continue in effect, and agrees to notify the Trust in the event that such coverage no longer applies.

(g)         All Shares of the Funds purchased by the Company will be purchased on behalf of one or more unmanaged separate accounts that offer interests therein that are registered under the 1933 Act and upon which a registration fee has been or will be paid, and the Company acknowledges that the Trust intends to rely upon this representation and warranty for purposes of calculating SEC registration fees payable with respect to such Shares of the Funds pursuant to Form 24F-2 or any similar form or SEC registration fee calculation procedure that allows the Trust to exclude Shares so sold for purposes of calculating its SEC registration fee. The Company will certify the amount of any Shares of the Funds purchased by the Company on behalf of any separate account offering interests not subject to registration under the 1933 Act and certify in each case that the purchase was effected in accordance with the terms and conditions set forth in the Funds’ prospectus and applicable provisions of the 1940 Act and applicable rules and regulations thereunder, including Rule 22c-1. The Company agrees to cooperate with the Trust on no less than an annual basis to certify as to its continuing compliance with this representation and warranty.

(h)         The Company has in place an anti-money laundering program (“AML program”) that does now and will continue to comply with applicable laws and regulations, including the relevant provisions of the USA PATRIOT Act (Pub. L. No. 107-56 (2001)) and the regulations issued thereunder by the U.S. Treasury Department. The Company has in place policies, procedures and internal controls reasonably designed to comply with applicable laws and regulations related to (i) the verification of the identity of the Contract owners that invest in the Accounts, and (ii) the identification of those Contract owners’ sources of funds. The Company shall undertake, based upon reasonable inquiry, to confirm that no Contract owner that invests in the Accounts is an individual or entity or in a country or territory that is on an Office of Foreign Assets Control (“OFAC”) list or similar list of sanctioned or prohibited persons maintained by a U.S. governmental or regulatory body. The Company further agrees promptly to notify the Trust should it become aware of any change in the above representations and warranties. The Company agrees to require any broker-dealer/insurance agency that distributes the Contracts to have an AML program in substantial compliance with the foregoing. In addition, the Trust hereby provides notice to the Company that the Trust reserves the right to make reasonable inquiries of and request additional information from the Company regarding its AML program.

(i)         The Company: (i) if required by applicable law, will disclose to each Contract owner the existence of its receipt of the fees payable hereunder to the Company in a manner consistent with applicable law; (ii) is authorized to provide the services and to receive the fees contemplated hereby; and (iii) confirms that the activities it undertakes, as contemplated by this Agreement, comply with all provisions of federal and state securities laws applicable to such activities.

(j)         The Company shall comply with any applicable privacy and notice provisions of 15 U.S.C. §§6801-6827 and any applicable regulations promulgated thereunder (including but not limited to 17 C.F.R. Part 248), as they may be amended.

2.2           The Trust, on its own and on behalf of the Funds, makes the following representations and warranties:

(a)         The Trust is duly organized and validly existing under the laws of the State of Delaware.

(b)         The Trust is a registered open-end investment company under the 1940 Act, and all Shares will be issued and sold in compliance in all material respects with all applicable federal and state laws.

                      (c)         Each Fund is in compliance with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5 of the regulations under the Code. The Trust will notify the Company immediately upon having a reasonable basis for believing that a Fund has ceased to so comply or that a Fund might not so comply in the future. In the event of a breach of this Section 2.2(c) by the Trust, it will take all steps necessary to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Section 1.817-5 of the regulations under the Code. Upon request, the Trust will provide the Company with a certification of its compliance with this Section 2.2(c) as of the most recent calendar quarter end.

(d)         Each Fund is currently qualified as a regulated investment company (“RIC”) under Subchapter M of the Code, and represents that it will continue to qualify and to maintain qualification of each Fund as a RIC. The Trust will notify the Company immediately in writing upon having a reasonable basis for believing that a Fund has ceased to so qualify or that it might not so qualify in the future.

(e)         The Trust represents and warrants that its trustees, officers, employees, and other individuals/entities, if any, dealing with the money and/or securities of the Funds are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Funds in an amount not less than the minimal coverage as required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.3           The Distributor makes the following representations and warranties:

(a)         The Distributor is a registered broker-dealer under the 1934 Act and is a member in good standing of FINRA, and will remain duly registered under all applicable federal and state securities laws and the laws of any applicable self-regulatory organizations.

(b)         Pursuant to a Distribution Agreement entered into between the Distributor and the Trust, the Distributor serves as principal underwriter/distributor of the Funds.

ARTICLE III
Sales Material, Prospectuses and Other Reports; Voting

3.1           The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust (or a Fund) is named, at least ten Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within five Business Days after receipt of such material. The Trust or its designee reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Trust (or a Fund) is named, and no such material shall be used if the Trust or its designee so objects.

3.2           Except with the express permission of the Trust and the Distributor, the Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund Shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust and the Distributor or their designee.

3.3           The Trust and the Distributor or their designee shall furnish, or shall cause to be, furnished, to the Company, each piece of sales literature or other promotional material that it develops or uses and in which the Company, and/or any Account, is named. No such material shall be used until approved by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five Business Days after receipt of such material. The Company reserves the right to reasonably object to the continued use of any such sales literature or other promotional material in which the Company and/or any Account is named, and no such material shall be used if the Company so objects.

3.4           Except with the express permission of the Company, the Trust and the Distributor shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, any Account or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for the Accounts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee.

3.5           For purposes of this Article III, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following that refer to the Trust (or a Fund): advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, internet website (or other electronic media), telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and any other communications distributed or made generally available with regard to the Trust (or a Fund).

           3.6           The Trust shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements, and annual or semi-annual reports of each Fund as the Company may reasonably request, with expenses to be borne in accordance with Schedule E hereof. If requested by the Company in lieu thereof, the Trust shall provide such documents in a print-ready format.

3.7           The Distributor will provide to the Company at least one complete copy of any prospectuses and statements of additional information, and all amendments to any of the above, that relate to the Fund(s) reasonably promptly after the filing of such document(s) with the SEC. Upon request, the Trust will provide to the Company copies of SEC exemptive orders and no-action letters and sales literature and other promotional material that relate to the Funds and to the performance of this Agreement by the parties.

3.8           The Funds’ prospectus shall state that the current statement of additional information for the Funds is available from the Company or the Fund.

3.9           So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall, at the Company’s option, follow one of the two methods described below to provide pass-through voting privileges to contract owners:

(a)         Provide a list of Contract owners with value allocated to a Fund as of the record date to the Trust or its agent in order to permit the Trust to send solicitation material and gather voting instructions from Contract owners on behalf of the Company. The Company shall also provide such other information to the Trust as is reasonably necessary in order for the Trust to properly tabulate votes for Trust initiated proxies. In the event that the Company chooses this option, the Trust shall be responsible for properly “echo voting” shares of a Fund for which no voting instructions have been received.

(b)         Solicit voting instructions from Contract holders itself and vote shares of the Fund in accordance with instructions received from Contract holders. The Company shall vote the shares of the Fund for which no instructions have been received in the same proportion as shares of the Fund for which instructions have been received.

(c)         The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

3.10           Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in a Fund calculates voting privileges as required by the Mixed and Shared Funding Exemptive Order and consistent with any reasonable standards that the Fund may adopt and provide in writing.

3.11           It is understood and agreed that, except with respect to information regarding the Trust or the Funds provided in writing by the Trust, the Trust is not responsible for the content of the prospectus or statement of additional information for the Contracts.

3.12           If the Trust and Company agree to distribute Fund summary prospectuses to Contract owners pursuant to Rule 498 of the 1933 Act, then each party to the Agreement represents and warrants that it complies with the requirements of Rule 498 and applicable SEC guidance regarding the Rule in connection therewith, and that it maintains policies and procedures reasonably designed to ensure that it can meet its obligations in connection with Fund summary prospectuses. The Trust will provide the Company with its applicable procedures outlining responsibilities among the parties with respect to the distribution of summary prospectuses to Contract owners for the Company’s review and reasonable approval prior to the Trust distributing summary prospectuses to Contract owners.

ARTICLE IV
Fees and Expenses

4.1           The Distributor will pay the Company or its broker-dealer affiliate, Security Distributors, Inc. (“SDI”) compensation for (i) providing distribution services as set forth on Schedule C hereto and (ii) performing shareholder services and/or other administrative services (“Shareholder Services”) as set forth herein and on Schedule C hereto, as the Distributor may determine from time to time with respect to the average daily net asset value of the Shares owned of record or beneficially by the Accounts. The amounts of such compensation payable to the Company or SDI is set forth on Schedule D hereto and will be computed and paid in accordance with the applicable distribution and/or shareholder service plans adopted by the Funds (pursuant to Rule 12b-1 under the 1940 Act or otherwise), as they may be amended from time to time. The Company acknowledges that any compensation to be paid to it or SDI by the Distributor from the proceeds of a Fund’s Rule 12b-1 plan shall be paid from proceeds paid to the Distributor by a Fund pursuant to such plan and, to the extent the Distributor does not receive such proceeds for any reason, the amounts payable to the Company or SDI will be reduced accordingly. The parties further agree that, as set forth in Schedule D, each Fund’s payment obligation in connection with Shareholder Services provided by the Company is limited to amounts properly available under each Fund’s applicable shareholder servicing plan and, to the extent, due to Fund waivers or otherwise, amounts available are less than the full amounts noted in Schedule D, SIMC shall be responsible to pay such difference. In determining the amount payable to the Company hereunder, the Distributor reserves the right to exclude any sales that Distributor reasonably determines have not been made in accordance with the provisions of the Prospectus and/or this Agreement.

4.2           The Company shall pay no fee or other compensation to the Trust or the Distributor, although the parties will bear certain expenses as in Schedule E for undertaking the activities allocated to each party in Schedule E.

ARTICLE V
Applicable Law

5.1           This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware without giving effect to any choice of law or laws rules or principles thereof. The parties hereto consent to the state and federal courts of the Eastern District of Pennsylvania as the exclusive venue for the adjudication of any disputes arising out of or related to this Agreement.

5.2           This Agreement shall be subject to the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith. If, in the future, the Mixed and Shared Funding Exemptive Order should no longer be necessary under applicable law, then Article VI shall no longer apply.

ARTICLE VI
Potential Conflicts

The Board of Trustees of the Trust will monitor the Funds for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Funds. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority: (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

ARTICLE VII
Indemnification

           7.1           Indemnification by the Company.

(a)         The Company agrees to indemnify and hold harmless the Trust and the Distributor and each of their trustees, directors and officers and each person, if any, who controls the Trust or the Distributor within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 7.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Funds’ Shares or the Contracts and:

(i)         arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

(ii)         arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by the Company or persons under its control and other than statements or representations authorized by the Trust or the Distributor) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)         arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust or the Distributor by or on behalf of the Company; or

(iv)         arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)         arise out of or result from any material breach of any representation, warranty and/or agreement made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

                      (b)         The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.

                      (c)         The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Company has been materially prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Party’s written consent, include any factual stipulation related to the Indemnified Party or its conduct. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, but, in case the Company does not elect to assume the defense of any such suit, the Company will reimburse the Indemnified Party in such suit, for the reasonable fees and expenses of any counsel retained by it.

(d)         The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Trust.

           7.2           Indemnification by the Trust.

(a)         The Trust agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 7.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Trust and:

(i)         arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including any failure to comply with Section 2.2(c) of this Agreement); or

(ii)         arise out of or result from any material breach of any representation, warranty and/or agreement made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

                      (b)         The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

                      (c)         The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Trust has been materially prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Party’s written consent exclude any factual stipulation related to the Indemnified Party or its conduct. After notice from the Trust to such party of the Trust’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, but, in case the Trust does not elect to assume the defense of any such suit, the Trust will reimburse the Indemnified Party in such suit, for the reasonable fees and expenses of any counsel retained by it.

(d)         The Company and the Distributor agree promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of any Account, or the sale or acquisition of Shares of the Funds.

           7.3           Indemnification by the Distributor.

(a)         The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 7.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Funds’ Shares or the Contracts and:

(i)         arise out of or are based upon any untrue statements or alleged untrue statements of any material fact provided in the registration statement or prospectus or statement of additional information or sales literature of the Funds (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Trust by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Funds or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund Shares; or

(ii)         arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Distributor or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

(iii)         arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature covering the Contracts, or any amendments or supplements thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust by the Distributor; or

(iv)         arise out of or result from any material breach of any representation, warranty and/or agreement made by the Distributor in this Agreement, as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof.

                      (b)         The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance or such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

                      (c)         The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense of such action. The Distributor also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall, without the Indemnified Party’s written consent, include any factual stipulation related to the Indemnified Party or its conduct. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, but, in case the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the Indemnified Party in such suit, for the reasonable fees and expenses of any counsel retained by it.

(d)         The Company will promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

ARTICLE VIII
Termination

           8.1           This Agreement shall terminate with respect to some or all Funds:

(a)         at the option of any party, for any reason, upon 6 months advance written notice to the other parties at the addresses specified in Article IX of this Agreement; or

(b)         at the option of the Company to the extent that Shares of Funds are not reasonably available to meet the requirements of its Contracts or are not appropriate funding vehicles for the Contracts, as determined by the Company reasonably and in good faith; or

(c)         at the option of the Company by written notice to the Trust and the Distributor in the event a Fund’s shares are not registered, issued or sold in accordance with applicable state and/or federal securities laws or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d)         at the option of the Trust or the Distributor in the event that formal administrative proceedings are instituted against the Company or any affiliate by FINRA, the SEC, the insurance commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Funds’ Shares; provided, however, that the Trust or the Distributor, respectively, determines, in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or

(e)         at the option of the Company in the event that formal administrative proceedings are instituted against the Trust or the Distributor by the SEC, or any state securities or insurance department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust or the Distributor to perform its obligations under this Agreement; or

(f)         at the option of the Company by written notice to the Trust and the Distributor with respect to a Fund in the event that such Fund ceases to qualify as a RIC under Subchapter M or fails to comply with the Section 817(h) diversification requirements specified in Section 2.2(c) hereof; or

(g)         at the option of the Trust by written notice to the Company in the event that the Contracts fail to meet the qualifications specified in Section 2.1(e) hereof; or

(h)         at the option of the Trust or the Distributor by written notice to the Company, if the Trust or the Distributor, respectively, determines, in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, insurance company rating or prospects since the date of this Agreement or is the subject of material adverse publicity, and that material adverse change or publicity will have a material effect on the Company’s ability to perform its obligations under this Agreement; or

(i)         at the option of the Company by written notice of the Trust and the Distributor if the Company determines, in its sole judgment exercised in good faith, that the Trust or the Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, and that material adverse change or publicity will have a material effect on the Trust’s ability to perform its obligation under this Agreement; or

(j)         at the option of the Company upon any substitution of the shares of another investment company or series thereof for Shares of a Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days’ prior written notice to the Trust of the date of substitution; or

(k)         at the option of any party in the event that the Trust’s Board of Trustees determines that a material irreconcilable conflict exists as provided in Article VI; or

(l)         at the option of the Company, as one party, or the Trust and the Distributor, as another party, upon the other party’s material breach of any provision of this Agreement upon 30 days’ written notice and the opportunity to cure within such notice period;

(m)         at the option of the Trust or Distributor with respect to any Fund upon written notice to the Company upon termination of that Fund’s Rule 12b-1 or shareholder servicing plan as a result of a vote of the majority of both (i) the Trustees of the Trust and (ii) the “Qualified Trustees” (as defined in the Fund’s shareholder servicing plan); or

(n)         automatically with respect to the Distributor upon written notice to the Company upon termination of the Distribution Agreement between the Trust and the Distributor.

(o)         At the option of any party if at any time it is determined by any state or federal regulatory authority that the compensation to be paid under this Agreement is in violation or inconsistent with any federal or state law.

8.2           Prior written notice of the election to terminate for cause specified in Section 8.1(b)-(o) and an explanation of such cause shall be furnished by the terminating party.

8.3           Notwithstanding any termination of this Agreement, each party’s obligation under Article VII to indemnify the other parties shall survive.

ARTICLE IX
Notices

Any notice shall be sufficiently given when sent by registered or certified mail or by nationally recognized overnight delivery to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:

SEI Insurance Products Trust
1 Freedom Valley Drive
Oaks, PA 19456
Attention: Legal Department

If to the Distributor:

SEI Investments Distribution Co.
1 Freedom Valley Drive
Oaks, PA 19456
Attention:  General Counsel

If to the Company:

Security Benefit Life Insurance Company
One Security Benefit Place
Topeka, KS 66636-0001
Attention:  General Counsel

ARTICLE X
Miscellaneous

10.1           This Agreement is not, and shall not be deemed, an exclusive arrangement between the parties and shall not prohibit, restrict, condition, or otherwise prevent either party from entering into the same or similar arrangements with either party’s affiliates or with third parties.

10.2           If any provision of this Agreement is deemed to be in violation of law or is unenforceable, the remainder of this Agreement with such provision omitted will remain in full force and effect.

10.3           This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof. This Agreement may be modified, and any provision of this Agreement may be waived, only in writing signed by the parties. No failure of either party to insist upon strict performance of any provision of this Agreement shall constitute a waiver.

10.4           Any amendment to this Agreement will be valid only if in writing and signed by the parties.

10.5           Each party shall cooperate with each other party and all appropriate governmental authorities (including, but not limited to, the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereunder. Each party hereto shall promptly notify the other parties to this Agreement, by written notice to the addresses specified in Article IX, of any such investigation or inquiry.

10.6           Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by the Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as it may come into the public domain.

10.7           The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.8           This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

10.9           Each party understands and agrees that the obligations of the Trust and any Fund under this Agreement are not binding upon any shareholder of a Fund personally, but bind only the Fund and the Fund’s property; the Company separately represents that it has notice of the provisions of the Declaration of Trust of the Trust disclaiming shareholder liability for acts or obligations of the Trust. This Agreement has been executed by and on behalf of the Trust by its representatives as such representatives and not individually, and the obligations of the Trust with respect to a Fund hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually, but are binding upon only the assets and property of such Trust. All parties dealing with the Trust with respect to a Fund shall look solely to the assets of such Fund for the enforcement of any claims against the Trust hereunder.

10.10           This Agreement shall not be assigned by any party hereto without the prior written consent of the other parties.

10.11           The Company is expressly put on notice that prospectus disclosure regarding the potential risks of mixed and shared funding may be appropriate.

10.12           The Company shall furnish, or shall cause to be furnished, to the Trust or its designee upon request copies of the following reports:

(a)         the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles) filed with any state or federal regulatory body or otherwise made available to the public, as soon as practicable and in any event within 90 days after the end of each fiscal year; and

(b)         any registration statement (without exhibits) and financial reports of the Company filed with the SEC or any state insurance regulatory agency, as soon as practicable after the filing thereof.

10.13           The Trust reserves the right to take all actions, including but not limited to, the dissolution, termination, merger and sale of all assets of the Trust or any Fund upon the sole authorization of the Board, to the extent permitted by the laws of the State of Delaware and the 1940 Act.

*****

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

SEI INSURANCE PRODUCTS TRUST
By:	TIMOTHY D. BARTO
Name:	Timothy D. Barto
Title:	VP

SEI INVESTMENTS DISTRIBUTION CO.

By:	JOHN J. CRONIN
Name:	John J. Cronin
Title:	VP

FIRST SECURITY BENEFIT LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By:	DOUGLAS G. WOLFF
Name:	Douglas G. Wolff
Title:	President

SCHEDULE A

The term “Fund” means the Class II and III Shares offered by each Fund created under the Trust now existing, as well as any Fund created subsequent to the date hereof upon written notice from the Trust of the availability of such Fund under this Agreement.

SCHEDULE B

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account	Contracts Funded by Separate Account
Account A	AdvisorDesigns EliteDesigns, EliteDesigns II
Account B	AdvanceDesigns SecureDesigns

Additionally, “Accounts” and “Contracts” will include any new Accounts and Contracts created subsequent to the date hereof.

SCHEDULE C
Distribution and Shareholder Services

The Company or its designee shall perform the following distribution services:

•	Receive and answer correspondence from prospective shareholders.

•	Distribute prospectuses, statements of additional information and shareholder reports.

•	Provide facilities to answer questions from prospective investors about Fund shares.

•	Assist in completing application forms and selective dividend and other account options.

•	Provide other reasonable services to assist in distribution of the Fund.

The Company or its designee shall, to the extent required by each “Contract Owner” or applicable law, perform, the following Shareholder Services:

•	maintain separate records for each of its Contract Owners, which records shall reflect Fund Shares purchased and redeemed, including the date and price for all transactions and Share balances.

•	disburse to its Contract Owners and maintain records of all proceeds of redemption of Shares and all other distributions not reinvested in Shares.

•
prepare and deliver to each of its Contract Owners periodic account statements showing, among other things, the total number of Shares owned by each Contract Owner as of the statement closing date, purchases and redemptions of Shares by each Contract Owner during the period covered by the statement, the net asset value of the Funds as of a recent date, and the dividends and other distributions paid to each Contract Owner during the statement period (whether paid in cash or reinvested in Shares).

•	if required by law, shall be responsible for delivering Fund communications to its Contract Owners.

•
Acting through the Trust, transmit to the Funds purchase orders and redemption requests placed by Company’s Contract Owners and arrange for the transmission of funds to and from the Funds through NSCC.

•	As agreed upon, deliver to the Trust such periodic reports as the Trust shall reasonably request to enable a Fund to comply with applicable federal law.

•	deliver confirmations of exchanges to each of its Contract Owners.

•	maintain account information for its Contract Owners.

•	respond to its Contract Owners’ inquiries regarding, among other things, account balances and applicable Share information.

•	be responsible for managing the relationship between it and third party service providers retained by it in connection with this Agreement.

For purposes of this Schedule C, the term “Contract Owner” means a holder of interest in a variable annuity or variable life insurance Contract issued by the Company.

SCHEDULE D
FEES

Fees for Class II and Class III Shares:

For Class II and Class III Shares of the Funds, the Distributor, out of amounts received from each Fund for Class II and Class III Shares, in accordance with such Fund’s shareholder servicing plan, shall pay the Company a shareholder servicing fee for providing the Shareholder Services hereunder equal to twenty-five basis points (0.25% of one percent) of the quarterly average aggregate amount invested per Fund on behalf of the Accounts.

12b-1 Fees for Class III Shares:

The Distributor, out of amounts received from each Fund for Class III Shares, in accordance with such Fund’s Rule 12b-1 plan, shall pay the Company’s broker-dealer affiliate a servicing fee for providing the distribution services hereunder equal to twenty five basis points (0.25% of one percent) of the quarterly average aggregate amount invested per Fund on behalf of the Accounts.

Each of the above payments by the Distributor will be computed and paid in accordance with the applicable Rule 12b-1 and/or shareholder servicing plans adopted by the Funds, as they may be amended from time to time. The Company acknowledges that any compensation to be paid to it or its broker-dealer affiliate by the Distributor from the proceeds of a Fund’s Rule 12b-1 plan shall be paid from proceeds paid to the Distributor by a Fund pursuant to such plan and, to the extent the Distributor does not receive such proceeds for any reason, the amounts payable to the Company or its broker-dealer affiliate will be reduced accordingly. The Company further acknowledges and agrees that compensation to be paid from a Fund’s shareholder servicing plan shall be paid from proceeds received by the Distributor from each Fund pursuant to such shareholder servicing plan, and to the extent a Fund waives such fee or otherwise does not pay the fee (or the full fee) to the Distributor, in accordance with such plan or otherwise, the amounts payable to the Company will be reduced accordingly (the “Shortfall Amount”). SIMC agrees that, out of its own resources, it shall pay the Company any Shortfall Amount; provided; that; in no event shall the Distributor, any Fund or the Trust be liable to pay the Company any Shortfall Amount if SIMC does not make any required payment for any reason.

SCHEDULE E
EXPENSES

The Funds and/or the Distributor, and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect a Fund’s share of the total costs determined according to the number of pages of the Fund’s respective portions of the documents.

Item	Function	Party Responsible for Coordination	Party Responsible for Expense
Mutual Fund Prospectus	Printing of prospectuses	Company	Fund Prospective – Company
	Distribution (including postage) to Clients	Company	Fund
	Distribution (including postage) to Prospective Clients	Company	Company
Mutual Fund Prospectus Supplement & Distribution	If Required by Fund or Distributor	Fund or Distributor	Fund or Distributor
	If Required by Company	Company (Fund or Distributor to provide Company with document in PDF format)	Company
Mutual Fund SAI	Printing	Fund or Distributor	Fund or Distributor
	Distribution (including postage)	Party who receives the request	Party who receives the request
Proxy Material for Mutual Fund	Printing of proxy required by Law	Fund or Distributor	Fund or Distributor
	Distribution (including labor) of proxy required by Law	Fund	Fund or Distributor
Mutual Fund Annual & Semi-Annual Report	Printing of reports	Fund or Distributor	Fund or Distributor
	Distribution	Company	Fund or Distributor
Other communication to new and prospective clients	If Required by Law, the Fund or Distributor	Company	Distributor
	If Required by Company	Company	Company
Operations of the Fund
All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of the Fund, and expenses paid or assumed by the fund pursuant to any Rule 12b-1 plan
		Fund or Distributor	Fund
Operations of the Accounts	Federal registration of units of separate account (24f-2 fees)	Company	Company